                                  EXHIBIT 99.1





FOR IMMEDIATE RELEASE


INVESTOR CONTACTS:

Kevin W. Quinlan, President & COO
Boston Biomedica, Inc.
(508) 580-1900 (T)


                  BOSTON BIOMEDICA REPORTS FOURTH QUARTER 2002
                   AND FISCAL YEAR END 2002 FINANCIAL RESULTS

         RECORD REVENUE OF $6.1 MILLION ACHIEVED IN FOURTH QUARTER 2002


WEST BRIDGEWATER, Mass., March 31, 2003 -- Boston Biomedica, Inc. (NASDAQ: BBII) today announced that revenue from continuing operations for the fourth quarter ended December 31, 2002 was $6,079,454, an increase of $144,151 or 2.4%, compared with revenue from continuing operations of $5,935,303 for the same period in 2001. Net income from continuing operations for the quarter was $34,933, or $0.01 per diluted share, compared with a net loss from continuing operations of $(227,483), or $(0.04) per diluted share, for the same period in 2001. In the fourth quarter of 2001, the Company also reported a gain of $370,000 or $0.06 per share as it adjusted the calculation of gain on the sale of its clinical laboratory business initially recorded in the first quarter of 2001. This resulted in fourth quarter 2001 net income from both continuing and discontinued operations to be $142,517, or $0.02 per share. Discontinued operations had no impact on net income for the fourth quarter of 2002.

For the year ended December 31, 2002, the Company reported revenue from continuing operations of $22,764,637, an increase of $938,530 or 4.3%, compared with revenue from continuing operations of $21,826,107 for the year 2001. Net loss from continuing operations for the year ended December 31, 2002 was $(1,713,004), or $(0.26) per diluted share, compared with a net loss from continuing operations of $(886,761), or $(0.14) per diluted share, for the year ended December 31, 2001. Results of operations for both years reflect the Company's decision in late 2000 to exit the clinical laboratory business. These discontinued operations resulted in net income of $225,000 or $0.03 per share in 2002, as compared to net income of $4,334,498 or $0.70 per share in 2001. In summary, net (loss) from both continuing and discontinued operations was $(1,488,004) or $(0.22) per share for the year ended December 31, 2002, as compared to net income from both continuing and discontinued operations of $3,447,737 or $0.56 per share, in 2001.

"During the fourth quarter we focused on increasing our diagnostic product and contract and grant revenue, and we implemented a number of cost saving measures, the combination of which enabled us to attain both record revenue of $6.1 million and a small operating income of $88,984", said Kevin W. Quinlan, President and Chief Operating Officer of Boston Biomedica, Inc. "In addition, the Company recorded its first commercial sale of PCT-based products in December. It appears that the selling cycle for this novel, capital equipment-based technology is longer than originally thought. However, there have been a number of significant technological accomplishments in proteomics and small molecule research by researchers at our beta-sites corroborating our internal results, and we remain optimistic that our PCT Sample Preparation System will have a positive impact on future results. Regarding future guidance, we expect the first quarter, always our most difficult quarter, will show an operating loss on lower revenue than the fourth quarter, and additional costs including costs incurred as a result of the Board of Directors oversight activities relating to corporate governance, and a possible impairment in the value of the Company's receivable from a former officer. However, we believe that the second quarter will show improved results compared to the first quarter of 2003 based on orders received to date."

Boston Biomedica News Release
March 31, 2003
Page 2 of 3


BBI provides products and services to the diagnostics and life sciences industries to evaluate, monitor, and ensure the quality of infectious disease test results, to improve the preparation of specimens for genomic/proteomic testing, and to safely store and retrieve rare and valuable biological specimens. We also manufacture reagents used in test kits and provide a broad range of routine and esoteric research services to governments and industry. BBI has facilities in three states, and conducts research in new applications for our patented Pressure Cycling Technology (PCT). In 2000, we launched Panacos Pharmaceuticals, and the Company maintains a significant passive investment in this novel antiviral drug development company.


Statements contained in this news release regarding the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are "forward-looking" statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ from those projected include the possibility that due to difficulties in the implementation of its strategies, Boston Biomedica may not be successful in commercializing the PCT Sample Preparation System, or such activities may take longer, or may require more financial, technical, and marketing resources than currently expected. In addition, demand for the PCT Sample Preparation System may not develop as anticipated. In any of such events, the Company's operating results will be lower than anticipated, and the Company may not have the resources necessary to develop additional products in PCT, or to improve upon existing products. Pressure Cycling Technology may also not be adaptable to any other commercially viable applications, certain Pressure Cycling Technology applications may not fall within the claims of the Company's nine issued US patents, and individuals and groups utilizing such PCT procedures may not be required to license such technology from BBI. The Company's actual results could also be materially affected by the Company's inability to retain a qualified individual to serve as chief executive officer. The financial results for the quarter and year ended December 31, 2002 are not necessarily indicative of future results. Future revenue may not meet expectations due to, among other things, changes in customer needs and technological innovations, failure to execute orders on a timely basis or an impairment to the Company's receivable from a former officer of the Company. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Copies of these and other documents may be obtained by contacting the Company or the SEC.

                                     ######

                   Visit us at our website http://www.bbii.com

         Please email us at IR@bbii.com if you prefer to receive future announcements electronically

                                     ######

                     BOSTON BIOMEDICA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                      Three Months Ended                                   Year Ended
                                                         December 31,                                     December 31,
                                      ------------------------------------------------ -------------------------------------------
                                                 2002                    2001                     2002                   2001
                                      ------------------------------------------------ -------------------------------------------
REVENUE:
     Products                            $  3,270,307             $  3,249,632              $ 12,696,830            $ 13,092,771
     Services                               2,809,147                2,685,671                10,067,807               8,733,336
                                      ------------------------------------------------ --------------------------------------------
        Total revenue                       6,079,454                5,935,303                22,764,637              21,826,107

COSTS AND EXPENSES:
   Cost of products                         1,702,796               1,602,714                  6,535,429               6,337,437
   Cost of services                         2,155,475               2,246,140                  7,727,137               6,783,329
   Research and development                   513,976                 550,975                  2,611,060               2,303,350
   Selling and marketing                      751,885                 722,233                  3,286,183               2,916,013
   General and administrative                 866,338                 986,271                  4,108,734               3,976,568
                                      ------------------------------------------------ --------------------------------------------
        Total operating costs               5,990,470               6,108,333                 24,268,543              22,316,697
            and expenses

        Operating income (loss)
            from continuing operations         88,984                (173,030)                (1,503,906)               (490,590)

Interest income                                 7,065                   8,308                     41,809                  57,515
Interest expense                              (58,180)                (62,761)                  (247,971)               (438,008)
                                      ------------------------------------------------ --------------------------------------------

        Income (loss) from continuing
            operations before income taxes     37,869                (227,483)                (1,710,068)               (871,083)

Provision for income taxes                     (2,936)                      -                     (2,936)                (15,678)
                                      ------------------------------------------------ --------------------------------------------

        Income (loss) from continuing
            operations                   $     34,933             $  (227,483)              $ (1,713,004)           $   (886,761)

Discontinued operations
   Income from discontinued operations
     of Clinical Laboratory Segment,
     net of income taxes                            -                 370,000                    225,000               4,334,498
                                      ------------------------------------------------ --------------------------------------------
        Net income (loss)                 $    34,933             $   142,517               $ (1,488,004)           $  3,447,737
                                      ================================================ ============================================

        Income (loss) from
          continuing operations per
          share, basic & diluted          $      0.01             $     (0.04)              $      (0.26)           $      (0.14)

        Income per share from
          discontinued operations,
          basic & diluted                 $         -             $      0.06               $       0.03            $       0.70

        Net income (loss) per share,
          basic & diluted                 $      0.01             $      0.02               $      (0.22)           $       0.56

Number of shares used to calculate net
    income (loss) per share,  basic         6,786,335               6,122,762                  6,660,662               6,204,384

Number of shares used to calculate net
    income (loss) per share,  diluted       6,786,335               6,122,762                  6,660,662               6,204,384


                       CONSOLIDATED SUMMARY BALANCE SHEETS
                                   (unaudited)

                                                                  December 31,            December 31,
                                                              ---------------------------------------------
                                                                       2002                    2001
                                                              ---------------------------------------------
Current assets                                                 $  13,074,203            $  13,870,848
Property, plant and equipment, net                                 5,826,817                6,533,671
Other non-current assets                                             942,349                1,009,735
                                                              ---------------------------------------------
      Total assets                                             $  19,843,369            $  21,414,254
                                                              =============================================

Accounts payable and accrued expenses                          $   3,375,789            $   3,181,201
Debt                                                               2,417,749                2,484,890
Other liabilities                                                    712,344                  621,304
Net liabilities from discontinued operations                         710,441                1,686,547
                                                              ---------------------------------------------
      Total liabilities                                            7,216,323                7,973,942

Stockholders' equity                                              12,627,046               13,440,312
                                                              ---------------------------------------------
      Total liabilities and stockholders' equity               $  19,843,369            $  21,414,254
                                                              =============================================


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